UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

LITTLE SIOUX CORN PROCESSORS, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4808 F Ave. Marcus, IA 51031
(Address of principal executive offices)

(712) 376-2800
(Issuer’s telephone number)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

ICM Design/Build Agreement

On December 6, 2004, we entered into an Agreement Between Owner and Design/Builder on the Basis of a Stipulated Price with ICM, Inc. regarding the construction of the expansion of our existing ethanol plant.  The performance criteria stated in the agreement guarantees that the expansion will increase the plant’s annual ethanol production capacity to 52 million gallons per year from its current 40 million gallon annual production.  The agreement anticipates that the expansion will be completed by early May, 2005.  We have agreed to pay ICM, Inc. $4,600,000 under the agreement for the design and construction of this expansion.  ICM, Inc. has agreed to provide a one year warranty period for correction of defective construction.  The amount of damages that we can recover against ICM, Inc. for any breach of its obligations under the agreement, including, without limitation, damages related to ICM Inc.’s correction of defective construction is limited to $1,000,000.  Further, we waive all claims for any consequential damages that may arise out of or relate to the agreement or the performance of the construction of the expansion of the ethanol plant.

First National Bank of Omaha Sixth Amendment

On December 2, 2004, we entered into a Sixth Amendment to Construction Loan Agreement with First National Bank of Omaha.  Under this amendment, First National Bank of Omaha has agreed to loan us up to $5,400,000 to finance the construction of the expansion of our existing ethanol plant.  During the construction period, we have agreed to pay interest only on a quarterly basis on the outstanding principal amount at a rate equal to the one month LIBOR rate plus 330 basis points.  Upon completion of the construction, the outstanding balance of this new expansion loan will be added to the principal balance of our Term Note 3 with First National Bank of Omaha relating to the original construction of our ethanol plant.  The maturity date of Term Note 3 is currently June 1, 2008.

In connection with this new loan, we were required to pay First National Bank of Omaha an origination fee of $40,500.  Our new loan is subject to all terms and conditions of our existing Construction Loan Agreement with First National Bank of Omaha, including the specific provisions regarding events of default and the granting of liens to secure our performance.  In the event of default, First National Bank of Omaha may accelerate the due date of the new loan and declare all obligations immediately due and payable.  All loan proceeds will be disbursed pursuant to a Construction Disbursement Agreement between us, First National Bank of Omaha, ICM, AgStar Financial Services ACA (the disbursing agent) and Old Republic National Title Insurance Company (the title company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated: December 8, 2004	By:	/s/ Stephen Roe
Stephen Roe, President and Chief Executive Officer